UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 16, 2004
(Date of report; date of
earliest event reported)

COMMISSION FILE NUMBER: 333-57494

WHOLESALE AUTO RECEIVABLES CORPORATION
SUPERIOR WHOLESALE INVENTORY FINANCING TRUST IX
(Exact name of registrant as specified in its charter)

DELAWARE	38-3082709 20-6207113
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

C/O GENERAL MOTORS ACCEPTANCE CORPORATION
200 RENAISSANCE CENTER
P.O. BOX 200 DETROIT, MICHIGAN
48265-2000
(Address of principal executive offices)
(Zip Code)

(313) 556-5000
(Registrant’s telephone number, including area code)

ITEM 8.01 OTHER EVENTS.

On August 16, 2004, the interest collected during the preceding calendar month as provided for in the Trust Sale and Servicing Agreement, dated as of May 19, 2004, (the Agreement), for Superior Wholesale Inventory Financing Trust IX (the Trust), among General Motors Acceptance Corporation, as servicer, Wholesale Auto Receivables Corporation, as seller, and the Trust, as issuer, were distributed to holders of Term notes and Revolving notes (Noteholders) and certificates (Certificateholders) representing undivided interests in the Trust. Due to the revolving nature of the Trust no principal collections during the preceding calendar month were distributed to the Noteholders or Certificateholders. In accordance with the Agreement, the Servicer’s Certificate, as defined in the Agreement, was furnished to the Indenture Trustee, as defined in the Agreement, for the benefit of the Noteholders and Certificateholders and as such, was distributed by the Indenture Trustee, to the Noteholders and Certificateholders. A copy of the Servicer’s Certificate is included as Exhibit 20 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT
NO.	DOCUMENT DESCRIPTION

20	Monthly Servicing Report for the July 2004 Collection Period

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant certifies that it meets all of the requirements for this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST IX

		By:	GENERAL MOTORS ACCEPTANCE CORPORATION

(Administrator, not in its individual capacity but solely as Administrator on behalf of the Trust)

Dated:	August 27, 2004		/s/ Jerome B. Van Orman, Jr.

Jerome B. Van Orman, Jr.
Vice President — Finance and Chief Financial Officer of GMAC North American Operations

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INDEX TO EXHIBITS

EXHIBIT
NO.	Document Description

20	Monthly Servicing Report for the July 2004 Collection Period